Exhibit 3
AMENDMENT NO. 1 TO JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, AEI and each of the Ashmore Entities (as such term is defined in the Statement on Schedule 13D originally filed with the Securities and Exchange Commission on October 5, 2009 (the “Original Statement”)) entered into a Joint Filing Agreement, dated October 2, 2009 (the “Joint Filing Agreement”) in connection with the Original Statement (including amendments thereto) relating to the 12,642,668 American Depositary Receipts, representing 63,213,340 Class “B” Shares, par value Ps.1, of Transportadora de Gas del Sur S.A. and this Joint Filing Agreement was included as an Exhibit to the Original Statement.
     AEI and the Ashmore Entities hereby wish to amend the Joint Filing Agreement to provide for Ashmore Emerging Markets Debt and Currency Fund (“AEMDC”) to be joined as an additional party to the Joint Filing Agreement and AEMDC hereby agrees to be joined as an additional party to the Joint Filing Agreement and be bound by each and all of the provisions thereof.
     This Amendment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.
     In witness whereof, the undersigned hereby execute this Amendment this 8th day of October, 2009.

AEI

By:	/s/ Maureen J. Ryan
Name:	Maureen J. Ryan
Title:	EVP, General Counsel

ASHMORE EMERGING MARKETS DEBT AND CURRENCY FUND

By: Northern Trust (Guernsey) Limited as custodian for and on behalf of Ashmore Emerging Markets Debt and Currency Fund

By:	/s/ Lucy Wallace Claire Barnes
Name:	Lucy Wallace Claire Barnes
Title:	Authorised Signatory Authorised Signatory

ASHMORE INVESTMENT MANAGEMENT LIMITED

By:	/s/ Craig Webster
Name:	Craig Webster
Title:	Head of Legal

ASHMORE GROUP PLC

ASHMORE INVESTMENTS (UK) LIMITED

ASHMORE MANAGEMENT COMPANY LIMITED

ASHMORE GLOBAL SPECIAL SITUATIONS FUND 2 LIMITED

ASHMORE GLOBAL SPECIAL SITUATIONS FUND 3 LIMITED PARTNERSHIP

ASHMORE GLOBAL SPECIAL SITUATIONS FUND 4 LIMITED PARTNERSHIP

ASHMORE GLOBAL SPECIAL SITUATIONS FUND 5 LIMITED PARTNERSHIP

ASHMORE EMERGING MARKETS LIQUID INVESTMENT PORTFOLIO

ASHMORE EMERGING MARKETS GLOBAL INVESTMENT PORTFOLIO LIMITED

ASHMORE GROWING MULTI STRATEGY FUND LIMITED

ASHMORE SICAV EMERGING MARKETS DEBT FUND

EMDCD LTD.

FCI LTD.

ASHMORE CAYMAN SPC NO. 3 LIMITED ON BEHALF OF AND FOR THE ACCOUNT OF AEI SEGREGATED PORTFOLIO

By: Ashmore Investment Management Limited

By:	/s/ Craig Webster
Name:	Craig Webster
Title:	Head of Legal